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                                                                   EXHIBIT 23(b)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (1) the Registration Statement (Form S-3, No. 33-47025) pertaining to the Source One Mortgage Services Corporation Medium Term Notes Series B; (2) the Registration Statement (Form S-3, No. 33-71924) pertaining to the Source One Mortgage Services Corporation Series A Preferred Stock; (3) the Registration Statement (Form S-4, No. 33-62765) pertaining to the Source One Mortgage Services Corporation Quarterly Income Capital Securities ("QUICS") of our report dated January 30, 1997, (except for Notes 7 and 22, as to which the date is March 21, 1997), with respect to the consolidated financial statements of Source One Mortgage Services Corporation incorporated by reference in the Annual Report (Form 10-K) of Source One Mortgage Services Corporation for the year ended December 31, 1998.


                                                           /s/ Ernst & Young LLP

Detroit, Michigan
March 29, 1999